United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):

May 22, 2013
Fidelity National Financial, Inc.
(Exact name of Registrant as Specified in its Charter)
001-32630
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	16-1725106 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 22, 2012, John D. Rood has been elected to the Fidelity National Financial, Inc. ("FNF" or the "Company") Board of Directors at its 2013 Annual Meeting of Shareholders. Mr. Rood will serve as Class I Director to serve until the 2015 FNF Annual Meeting of Shareholders, as set forth in the Company's Proxy Statement dated April 12, 2013.

Mr. Rood is the founder and Chairman of The Vestcor Companies, Inc., a real estate firm with 30 years of experience in multi-family housing development and investment. Mr. Rood currently serves on the board of Alico, Inc. He also serves as a Governor on the Florida Board of Governors, which oversees the State of Florida University system and on several private boards. From 2004-2007, Mr. Rood served as the United States Ambassador to the Commonwealth of the Bahamas and from 1999-2004 he was appointed by Governor Jeb Bush to serve on the Florida Fish and Wildlife Conservation Commission.
Mr. Rood replaces General William Lyon, who has retired from the FNF Board of Directors after 15 years of service. Mr. Rood is 57 years old.

SIGNATURE
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date:	May 23, 2013	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel, and Corporate Secretary